Exhibit 99.1

Actelis Networks Announces $1.5 Million Private Placement Priced At-The-Market Under Nasdaq Rules

FREMONT, Calif., December 18, 2023 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”) a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced that it has entered into definitive agreements for the purchase and sale of 1,271,187 shares of its common stock (or common stock equivalents) and warrants to purchase up to 1,271,187 shares of its common stock at a purchase price of $1.18 per share of common stock (or common stock equivalent) and associated warrant in a private placement priced at-the-market under Nasdaq rules. The warrants have an exercise price of $1.18 per share, will be exercisable commencing on the effective date of shareholder approval of the issuance of the shares issuable upon exercise of the warrants and will expire five and one-half years following the issuance.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The gross proceeds to the Company are expected to be approximately $1.5 million. The offering is expected to close on or about December 20, 2023, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Under an agreement with the investors, the Company agreed to file an initial registration statement with the SEC covering the resale of the securities described above no later than 20 days following the date of the agreement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days following the date of the agreement in the event of a “full review” by the SEC.

In connection with the offering, the Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 999,670 shares of the Company’s common stock that were previously issued in May 2023 (and amended in November 2023) at an exercise price of $2.75 per share, such that effective on the date of shareholder approval to amend the warrants, the amended warrants will have a reduced exercise price of $1.18 per share.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, and include statements regarding the completion of the private placement, satisfaction of the closing conditions and use of proceeds therefrom and obtaining shareholder approval. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control), including, but not limited to, market and other conditions, and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

###

Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

Ksmith@pcgadvisory.com